Exhibit 4.6

AMENDMENT NUMBER FOUR

This amendment number four (“Amendment”) to the Agreement (as defined below) is entered into by and between Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”), and AVG Netherlands B.V. whose principal place of business is at Gatwickstraat 9-39, 1043 GL Amsterdam, The Netherlands (“Company”).

This Amendment shall be effective from 1 November 2012 (the “Amendment Effective Date”).

INTRODUCTION

(A)	Google and AVG Technologies CY Limited are parties to a Google Services Agreement with an effective date of 1 October 2010 (the “GSA”) and a Google Services Agreement Order Form with an effective date of 1 October 2010 (the “Order Form”), both as amended by Amendment Number One dated 1 December 2011, Amendment Number Two dated 1 June 2012 and Amendment Number Three dated 1 October 2012 (together the “Agreement”).

(B)	Pursuant to a Transfer of Contract between AVG Technologies CY Limited, AVG and Google dated 4 January 2012, AVG Technologies CY Limited transferred all of its rights, obligations and liabilities under the Agreement to Company with effect from 23 December 2011

(C)	Company and Google now wish to amend the Agreement in the manner set out in this Amendment.

AGREED TERMS

1.	Definitions

Capitalised terms used but not defined in this Amendment shall have the same meaning as in the Agreement.

2.	Order Form Amendment. The Agreement is extended for a period commencing on 1 November 2012 and ending on 30 November 2012. As such, the box entitled “Term” on the first page of the Order Form shall be deleted in its entirety and replaced with the following:

“Term: from the Order Form Effective Date to 30 November 2012.”

3.	Continuation

The Agreement shall remain in full force and effect unchanged except as modified by this Amendment.

4.	Governing Law and Jurisdiction

This Amendment is governed by English law and the parties submit to the exclusive jurisdiction of the English courts in relation to any dispute (contractual or non-contractual) concerning this Amendment.

Signed by the parties on the dates stated below

GOOGLE IRELAND LIMITED		AVG NETHERLANDS B.V.

By:	/s/ Graham Law	By:	/s/ John Little
Name: Graham Law		Name: John Little
Title: Director		Title: CFO

Date: 31 Oct 2012		Date: 30.10.2012

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